QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 27, 2008, with respect to the consolidated financial statements and schedule included in the Annual Report of P&F Industries, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of P&F Industries, Inc. and Subsidiaries, on Forms S-8 (File No. 333-22047, effective February 18, 1997 and File No. 333-90562, effective June 14, 2002).

/s/ GRANT THORNTON, LLP
Melville, New York
March 30, 2009

QuickLinks

  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM